Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated October 2, 2020 and March 22, 2021 except for the effects of the restatement discussed in Note 2 as to which the date is April 29, 2021, in the Registration Statement on Form F-1 and the related prospectus of Taboola.com Ltd., with respect to the financial statements of ION ACQUISITION CORP 1 LTD.

August 31, 2021	/s/ Kost Forer Gabbay & Kasierer
A Member of Ernst & Young Global
Tel-Aviv, Israel